Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-34042, 333-90677, 333-75213, 333-36178, 333-49958, 333-63082 and 333-74006) and on Form S-8 (File Nos. 333-80839 and 333-42068) of our report dated January 28, 2002 relating to the financial statements of The Goldman Sachs Group, Inc. and Subsidiaries, which appears in the 2001 Annual Report to Shareholders and is incorporated by reference in this Annual Report on Form 10-K for the year ended November 30, 2001. We also consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-34042, 333-90677, 333-75213, 333-36178, 333-49958, 333-63082 and 333-74006) and on Form S-8 (File Nos. 333-80839 and 333-42068) of our reports dated January 28, 2002 relating to the Financial Statement Schedule and Selected Financial Data which appear in this Annual Report on Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP

New York, New York

February 22, 2002